                                                                Exhibit 12.2
Statement Re: Computation of Pro Forma Ratio of Earnings to Fixed Charges of Loomis, Fargo & Co.
Twelve Months Ended December 31, 1996

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
Operating income                        $ 23,799
Interest portion of rental expense
  on noncancelable leases                  4,350
                                        --------
   Earnings                             $ 28,149
                                        ========

Interest expense                        $ 15,847
Interest portion of rental expense
  on noncancelable leases                  4,350
                                        --------
   Fixed charges                        $ 20,197
                                        ========

Ratio of earnings to fixed charges           1.4
                                        ========
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